UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 3, 2017

Camping World Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37908	81-1737145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkway Drive, Suite 270 Lincolnshire, IL 60069	60069
(Address of Principal Executive Offices)	(Zip Code)

(847) 808-3000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2017, the Board of Directors (the “Board”) of Camping World Holdings, Inc. (the “Company”) increased the size of the Board from six to seven directors, and elected Mary George as a Class I director of the Company.  Ms. George has been appointed to serve on the Audit Committee of the Board (the “Audit Committee”).

Ms. George has been a founding partner of Morningstar Capital Investments, LLC, an investment firm, since 2001.  Ms. George served as chief executive officer and a director at Easton Hockey Holdings Inc., a private manufacturer of ice hockey equipment, from August 2014 to December 2016. From 2002 to 2015, Ms. George held various positions, including co-chairman (2002 to 2009) and vice chairman (2009 to 2015), at Bell Automotive Products, Inc., a private manufacturer of automotive accessories.  From 1994 to 2004, Ms. George held various positions, including chief operating officer (1995 to 1998), chief executive officer (1998 to 2000), and chairman (2000 to 2004), at Bell Sports Inc., a formerly public helmet manufacturer. Ms. George also currently serves or previously served as a director of various public and private companies, including Image Entertainment, Inc., a formerly public independent distributor of home entertainment programming, from 2010 to 2012, Oakley, Inc., a public sports equipment and lifestyle accessories manufacturer, from 2004 to 2007, BRG Sports Inc. since 2013, 3 Day Blinds Inc. from 2007 to 2015, and Oreck Corporation. from 2008 to 2012.  Ms. George’s experience in sales, marketing and general management in the consumer products industry, as well as success in the development of internationally renowned branded products, provides the Board with greater insight in the areas of product branding and strategic growth in the consumer products industry, and makes her well-qualified to serve on the Board.

Ms. George will participate in the Company’s standard compensation program for non-employee directors (the “Non-Employee Director Compensation Policy”), providing for an annual cash retainer of $70,000 for Ms. George’s service on the Board, an additional annual cash retainer of $5,000 for Ms. George’s service on the Audit Committee, and an initial award of 2,407 restricted stock units (the “Initial Award”).  Pursuant to the Non-Employee Director Compensation Policy, Ms. George will also receive an award of restricted stock units on the date of each future annual meeting of the Company that Ms. George continues to provide service as a non-employee director with an aggregate fair value on the date of grant of $105,000 (the “Annual Award”).  Each of the Initial Award and Annual Awards will vest in three equal installments on each of the first through third anniversaries of the respective date of grant, subject to Ms. George’s continued service on the Board through each such vesting date.  Ms. George has also entered into the Company’s standard indemnification agreement for directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPING WORLD HOLDINGS, INC.

By:	/s/ Thomas F. Wolfe
Name:	Thomas F. Wolfe
Title:	Chief Financial Officer and Secretary

Date: January 6, 2017